UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Lisa A. Conte

On April 12, 2018, the Board of Directors (the “Board”) of Jaguar Health, Inc. (the “Company”), based on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the following compensation adjustments for Lisa A. Conte, Chief Executive Officer and President: (i) an increase in Ms. Conte’s annual base salary from $440,000 to $500,000, effective as of May 1, 2018 and (ii) a one-time cash bonus of $30,000 in recognition of Ms. Conte’s contributions and success in continuing to develop the Company’s strategic relationships, restructure debt, and enhance the Company’s capital base.

Karen S. Wright

On April 12, 2018, the Board, based on the recommendation of the Compensation Committee, approved the following compensation adjustments or Karen S. Wright, Chief Financial Officer: (i) an increase in Ms. Wright’s annual base salary from $240,000 to $301,000, effective as of May 1, 2018 and (ii) a one-time cash bonus of $30,000 in recognition of Ms. Wright’s contributions and success in continuing to develop the Company’s strategic relationships, restructure debt, and enhance the Company’s capital base.

Steven R. King

On April 12, 2018, the Board, based on the recommendation of the Compensation Committee, approved an increase in the annual base salary of Steven R. King, Executive Vice President of Sustainable Supply Ethnobotanical Research and Intellectual Property and Secretary, from $280,500 to $290,317, effective as of May 1, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: April 18, 2018	By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer

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